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                                                                    Exhibit 10.8

                                   AMENDMENT
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This Amendment (the "Amendment") is dated as of the 19th day of June, 2001 and amends the Employment Agreement (the "Employment Agreement"), dated as of March 27, 2000 by and between BarPoint.com, Inc. (the "Company") and Jeffrey Sass ("Sass").

WHEREAS, the Company and Sass seek to amend the terms of the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Section 1 of the Employment Agreement ("Employment Term") shall be deleted
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in its entirety and replaced with the following:

     "1. Employment Term. The term of this Agreement ("Employment Period") shall
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     commence on March 27, 2000 ("Commencement Date") and shall expire on March
     27, 2002 ("Expiration Date"), subject to the provisions of Section 5; provided, however, the Expiration Date shall be automatically extended for an additional year on each anniversary of the Commencement Date (each, an "Extension Date") unless by the 1st day in March immediately preceding an Extension Date Sass or the Company delivers written notice to the other of their intent to not renew the Employment Agreement."

2.   Section 3 of the Employment Agreement ("Compensation") is hereby amended to
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add a new subsection (g) which shall read as follows:

     "3(g). Payment by Restricted Stock. As of April 9, 2001, $30,000 of Mr.
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     Sass's compensation for the 12 month period beginning April 9, 2001 shall be payable in restricted stock which shall be issued on April 9, 2001 in accordance with the terms of the Restricted Stock Agreement, by and between the Company and Sass, dated as of April 9, 2001."

3.   Section 5(d) of the Employment Agreement ("Change in Control") is hereby
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deleted in its entirety and replaced with the following:

     "5(d). Change in Control. This Agreement incorporates by reference the
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     terms of that certain Change in Control Agreement, dated as of May 9, 2001 by and between the Company and Sass."

4. Except as specifically amended hereby, the Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.


IN WITNESS WHEREOF, the Company and Sass have caused this Agreement to be executed on the date first stated above.

BARPOINT.COM, INC.

By:   /s/ Leigh M. Rothschild          /s/ Jeffrey Sass
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                                          JEFFREY SASS
Name: Leigh M. Rothschild

Title: Chairman